UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 16, 2010 (April 13, 2010)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 455
Rockville, MD 20850
 (Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 13, 2010, Rexahn Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the Phase IIa clinical results of its new investigational drug, Serdaxin®, which the Company is developing for the treatment of major depressive disorder (MDD).  On April 14, 2010, the Company issued another press release that provided additional commentary, clarifications and insights on the April 13th announcement reporting the Serdaxin Phase IIa clinical results.

The Company conducted the Serdaxin Phase IIa clinical trial to establish as a proof of concept that Serdaxin can work as an antidepressant drug for patients suffering from MDD. Even though the overall study did not achieve statistical significance, the Phase IIa trial results showed that Serdaxin may improve depression, in particular, those suffering from severe depression. In addition, the results showed that Serdaxin appears to be safe and well tolerated, with no appearance of serious side effects that are commonly linked to currently marketed antidepressant drugs.  Based on the results of the Phase IIa clinical trial, the Company currently plans to proceed with a 300 patient Phase IIb clinical trial of Serdaxin in the second half of this year.

The Company also reported that it is currently in discussions with several major pharmaceutical companies with the goal of identifying a potential strategic partner to assist in the development and commercialization of Serdaxin. However, there can be no assurances that these discussions will result in a commercial arrangement.

Copies of both press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 , respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. Exhibit
Number	Description
Exhibit 99.1	Press Release dated April 13, 2010.
Exhibit 99.2	Press Release dated April 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ TAE HEUM JEONG
Tae Heum Jeong
Vice President of Finance and Chief Financial Officer

Date:     April 16, 2010

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated April 13, 2010.
Exhibit 99.2	Press Release dated April 14, 2010.